SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 30, 2007 (Date of earliest event reported)
Commission File No.: 0-25969
RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)
5900 Princess Garden Parkway,
7th Floor
Lanham, Maryland 20706
(Address of principal executive offices)
(301) 306-1111
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
     As we disclosed in a March 16, 2007 current report on Form 8-K, we are conducting a review of our historical stock option granting practices from May 5, 1999. As we also announced in the March 16, 2007 Form 8-K, we have not completed our review, and as a result, we were unable to file our annual report on Form 10-K for the year ended December 31, 2006 by March 16, 2007, the date upon which the Form 10-K was due. We intend to file our annual report on Form 10-K as soon as practicable after the completion of our review.
     Section 5.01(a) of our Credit Agreement, dated June 13, 2005, by and among Radio One Inc. and the several lenders named in the Credit Agreement (the “Lenders”), requires that we deliver our audited consolidated financial statements for the fiscal year ending December 31, 2006 no later than March 31, 2007. On March 30, 2007, we entered into a Consent to Credit Agreement with the requisite Lenders (the “Consent”), pursuant to which the due date for the delivery of our audited consolidated financial statements for the fiscal year ending December 31, 2006 was extended from March 31, 2007 to May 15, 2007.
     The foregoing description of the Consent is qualified in its entirety by reference to the provisions of the complete Consent attached as Exhibit 4.1 to this Current Report on Form 8-K, which we hereby incorporate into this Item 1.01 by reference.
ITEM 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description
4.1	Consent to Credit Agreement, dated March 30, 2007, by and among Radio One, Inc., the several Lenders listed on the signature pages thereof, and Wachovia Bank, National Association, as Administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Scott R. Royster
April 5, 2007	Scott R. Royster
Executive Vice President and Chief Financial Officer